Exhibit 99.1

INCOME FUND
NINE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2007

ICON Income Fund Nine, LLC

- Third Quarter 2007 Portfolio Overview -

Dear Member of ICON Income Fund Nine, LLC:

ICON Income Fund Nine, LLC (“Fund Nine”) raised $100,000,000 commencing with its initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  As of September 30, 2007, Fund Nine had 97,955 limited liability company shares outstanding.

During the reporting period, Fund Nine continued to operate in its Reinvestment Period, during which time Fund Nine has been seeking to acquire equipment subject to lease.  Fund Nine’s manager, ICON Capital Corp. (the “Manager”), expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment.  The Manager anticipates that most of Fund Nine’s investments will be in the form of equipment leases.  The leased equipment in Fund Nine’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Nine retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Nine to retain an interest in the future value of the equipment on a leveraged equity basis.  The Manager expects that the future value of the equipment in growth leases will be greater than Fund Nine’s initial cash investment.

Cash generated from these investments has facilitated Fund Nine’s distributions to members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Fund Nine’s Reinvestment Period is anticipated to continue until April 2008 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Reinvestment Period, Fund Nine will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global Internet protocol solutions provider, announced that it entered into a network agreement with Highwinds Network Group, Inc.  Highwinds' RollingThunder™ network consists of strategically placed data centers, which house server and storage technology used to manage content in eight North American and European cities. Through the new partnership with Global Crossing, the RollingThunder™ network also connects to Global Crossing's extensive IP-based network, which is connected by more than 100,000 route miles of fiber-optic cabling linking more than 320 cities in 31 countries.  (Source:  Global Crossing press release dated August 28, 2007, more current information may be available)

Investments and Commitments during the Third Quarter of 2007

• On July 24, 2007, Fund Nine, through a wholly-owned entity, purchased one Aframax 98,640 DWT (deadweight tons) product tanker – the Samar Spirit – from an affiliate of Teekay Corporation (“Teekay”). The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse mortgage in the amount of approximately $23,382,000.  Simultaneous with the purchase of the Samar Spirit the vessel was bareboat chartered back to Teekay.  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  Fund Nine acquired its interest in the Samar Spirit for approximately $17,097,000 in cash, including costs and expenses incurred in connection with the acquisition.

Portfolio Overview

Fund Nine’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates.  In addition to the investments described above, as of September 30, 2007, Fund Nine’s equipment portfolio consisted primarily of the following investments:

Income leases

• A 14.4% interest in a joint venture that purchased state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing. Fund Nine acquired its interest for approximately $2,000,000. The lease is scheduled to expire on October 31, 2010.

• A 26% interest in ICON GeicJV, a joint venture with an affiliate that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a 36-month lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  Fund Nine contributed approximately $1,522,000 for the equipment that was purchased by the joint venture.  The lease expired on March 31, 2007 and GEICO returned a portion of the equipment.  GEICO continues to lease the remaining equipment on a month-to-month extension.

• Microprocessor manufacturing and semiconductor memory testing equipment leased to Advanced Micro Devices, Inc.  The equipment is subject to two leases. The cumulative cash purchase price of the equipment was approximately $10,952,000.  Effective July 1, 2007, one lease was extended for an additional twelve months through June 30, 2008.  The other lease is on a month-to-month extension.

• Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc.  The leases were scheduled to expire at various dates from February 2007 through September 2008.  The equipment was purchased for approximately $3,472,000.  The leases that were scheduled to expire in February 2007 have been extended for an additional twelve months. There is a residual interest sharing agreement in place with a third party broker that provides when a minimum return on investment is attained, all sales proceeds received above $150,000 will be shared equally with the third party.  As of September 30, 2007, approximately $32,000 was distributed to the third party broker in accordance with the residual interest sharing agreement.

• Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for $1,962,158 and the lease will expire in April 2010.

• Medical equipment that is subject to two leases with medical centers in New Jersey.  Fund Nine, through a wholly-owned entity, purchased the equipment for approximately $2,046,000.  The leases were scheduled to expire on December 31, 2007, and have been extended for six months pursuant to the terms of the leases.

• Four Noritsu digital mini photo development labs leased to Rite Aid Corporation.  This equipment was purchased for approximately $399,000.  The equipment was subject to a lease that expired in November 2007 and is being leased on a month-to-month extension.

• Mitel Networks office telephone systems and phones subject to lease with CompUSA, Inc.  The office telephone systems are subject to a lease that is scheduled to expire in December 2009 and the phones are subject to a lease that is scheduled to expire in December 2008. Fund Nine purchased the equipment for approximately $173,000.

Growth leases

• Two Airbus A340-313 aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  Fund Nine owns a 100% interest and a 50% interest in the entities that own each aircraft. The combined purchase price of the interests in both aircraft was approximately $106,333,500, comprised of approximately $6,403,000 in cash and non-recourse debt in the amount of approximately $99,930,500.   The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

• Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  Fund Nine, through wholly-owned entities, purchased the vessels for approximately $74,020,000, comprised of approximately $9,690,000 in cash and non-recourse mortgages in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel by the end of the bareboat charters.

The refinancing generated approximately $22,000,000 in cash proceeds.  In addition, after debt repayment, the charter extensions will result in excess quarterly cash totaling approximately $3,700,000.  Through the acquisition, leveraging of rental payments and knowledgeable management of business-essential equipment, Fund Nine was able to make an original investment of approximately $9,690,000 generate approximately $22,000,000 in 44 months.

• 110 railcars leased to Trinity Rail Management, Inc.  Fund Nine, through a wholly-owned entity, purchased the railcars for approximately $1,243,000, comprised of approximately $126,000 in cash and non-recourse debt in the amount of approximately $1,117,000.  The lease is scheduled to expire on April 30, 2010.

Unguaranteed Residual Interests

Fund Nine entered into an agreement with Summit Asset Management to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $3,323,000.  The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.   All of the leases expire at various dates through December 2016.  For the three and nine months ended September 30, 2007, Fund Nine realized proceeds from the sale of equipment of approximately $115,000 and $639,000, respectively.

Equipment Held for Sale

• The Manager is actively remarketing the computer equipment that was returned by GEICO.

• Computer equipment and corresponding parts acquired from Insight Investments, Corp.  The equipment was subject to two leases that were scheduled to expire on December 1, 2006.  The equipment subject to the first lease (“Insight 1”) was acquired for approximately $3,036,000, consisting of approximately $74,000 in cash and non-recourse debt in the amount of approximately $2,962,000.  The equipment subject to the second lease (“Insight 2”) was acquired for approximately $1,751,000, consisting of approximately $43,000 in cash and non-recourse debt in the amount of approximately $1,708,000. The non-recourse debt associated with both leases matured in December 2006 and accrued interest at 4.5% per year and 5.36% per year on Insight 1 and Insight 2, respectively.

All of the equipment was uninstalled during December 2006 and returned to Fund Nine during January 2007.  The Manager continues to explore Fund Nine’s options with respect to re-leasing or selling this equipment.

10% Status Report

As of September 30, 2007, the two Cathay aircraft and the Samar Spirit were the only assets that individually constituted at least 10% of the aggregate purchase price of Fund Nine’s equipment portfolio.  All three assets are scheduled to remain on lease during the next year.

As of September 30, 2007, the two Cathay aircraft leases (B-HXO and B-HXN) had 50 and 45 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the Manager’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

As of September 30, 2007, the Samar Spirit bareboat charter had 46 monthly payments remaining.  At the time Fund Nine acquired its interest in the vessel, the vessel was previously commissioned, and to the best of the Manager’s knowledge, the vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

Distribution Analysis

During the reporting period, Fund Nine continued to make monthly distributions at a rate of 9% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Nine has made 70 monthly distributions to its members.  During the first nine months of 2007, Fund Nine paid its members approximately $6,688,000 in cash distributions.  As of September 30, 2007, a $10,000 investment made at the initial closing would have received $5,207 in cumulative distributions representing a return of approximately 52% of such initial investment.

Fund Summary
Offering Period                                                                                                             11/26/2001- 4/30/2003
Size of Offering                                                                                                              $100,000,000
Original No. of Members                                                                                             3,259

Outlook and Overview

Excluding the equipment that is leased pursuant to month-to-month extensions, the Wildwood lease that was extended until February 2008 is the next lease scheduled to expire.

As of September 30, 2007, Fund Nine had $6,838,839 in cash and cash equivalents on hand.  The Manager anticipates that Fund Nine will make more acquisitions in the near future.  Substantially all of Fund Nine’s cash flows are derived from sales proceeds and rental payments.  On a monthly basis, Fund Nine deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to members.

(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets
	September
	2007	December 31,
	(unaudited)	2006
Current assets
Cash and cash equivalents	$6,838,839	$19,745,844
Current portion of net investments in finance leases	7,016,781	7,673,532
Other current assets	13,609	1,353,977

Total current assets	13,869,229	28,773,353

Non-current assets
Net investments in finance leases, less current portion	29,325,198	35,755,976
Leased equipment at cost, (less accumulated depreciation of $6,919,771 and $42,657,483)	92,055,811	61,448,994
Investments in joint ventures	5,228,897	6,472,600
Investments in unguaranteed residual values	1,416,632	2,147,793
Other non-current assets, net	2,594,219	2,604,186

Total non-current assets	130,620,757	108,429,549

Total Assets	$144,489,986	$137,202,902

Liabilities and Members' Equity

Current liabilities
Accrued expenses and other liabilities	$601,166	$931,037
Current portion of non-recourse long-term debt	18,379,410	17,276,756
Due to Manager and affiliates	130,804	193,480
Interest rate swap contracts	1,140,292	639,304
Deferred rental income	479,760	-

Total current liabilities	20,731,432	19,040,577

Non-current liabilities
Non-recourse long-term debt, net of current portion	82,573,722	75,203,892

Total Liabilities	103,305,154	94,244,469

Minority Interest	-	625,084

Commitments and contingencies

Members' Equity
Manager	(437,659)	(431,964)
Additional Members	42,762,783	43,404,617
Accumulated other comprehensive (loss)	(1,140,292)	(639,304)

Total Members' Equity	41,184,832	42,333,349

Total Liabilities and Members' Equity	$144,489,986	$137,202,902

(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Rental income	$3,780,749	$3,731,678	$9,418,297	$14,082,166
Finance income	1,648,875	2,104,167	5,178,311	4,941,180
(Loss) income from investments in joint ventures	(21,756)	66,071	28,153	(253,467)
Net gain on sales of equipment	24,220	40,749	2,337,276	259,324
Interest and other income	129,608	287,189	572,838	699,071

Total revenue	5,561,696	6,229,854	17,534,875	19,728,274

Expenses:
General and administrative	182,444	85,229	526,867	1,725,716
Depreciation and amortization	1,475,590	1,700,909	4,141,732	8,802,519
Impairment loss	10,000	-	10,000	2,771,007
Management fees - Manager	434,798	510,322	1,349,017	1,634,888
Administrative expense reimbursements - Manager	180,804	166,397	550,490	415,806
Interest	1,712,652	2,297,912	4,824,113	5,175,380
Minority interest	-	108,791	13,916	322,467

Total expenses	3,996,288	4,869,560	11,416,135	20,847,783

Net income (loss)	$1,565,408	$1,360,294	$6,118,740	$(1,119,509)

Net income (loss) allocable to:
Additional Members	$1,549,754	$1,346,691	$6,057,553	$(1,108,314)
Manager	15,654	13,603	61,187	(11,195)

	$1,565,408	$1,360,294	$6,118,740	$(1,119,509)

Weighted average number of additional
member shares outstanding	98,057	98,122	98,085	98,127

Net income (loss) per weighted average
additional member share	$15.80	$13.72	$61.76	$(11.29)

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
(unaudited)
.

				Accumulated Other	Total
	Additional Member	Additional		Comprehensive	Members'
	Shares	Members	Manager	Income (Loss)	Equity
Opening balance, January 1, 2006	98,144	$52,924,519	$(336,081)	$(45,185)	$52,543,253

Additional members' shares redeemed	(42)	(27,449)	-	-	(27,449)
Cash distributions to members		(8,831,229)	(89,204)	-	(8,920,433)
Foreign currency translation adjustment	-	-	-	45,185	45,185
Change in valuation of interest rate
swap contracts	-	-	-	(639,304)	(639,304)
Net loss	-	(661,224)	(6,679)	-	(667,903)

Period ended December 31, 2006	98,102	43,404,617	(431,964)	(639,304)	42,333,349

Cash distributions to members	-	(2,207,291)	(22,285)	-	(2,229,576)
Change in valuation of interest rate
swap contracts	-	-	-	(85,745)	(85,745)
Net income	-	699,919	7,070	-	706,989

Period ended March 31, 2007	98,102	41,897,245	(447,179)	(725,049)	40,725,017

Additional members' shares redeemed	(10)	(6,217)	-	-	(6,217)
Cash distributions to members		(2,207,216)	(22,306)	-	(2,229,522)
Change in valuation of interest rate
swap contracts	-	-	-	536,838	536,838
Net income	-	3,807,880	38,463	-	3,846,343

Period ended June 30, 2007	98,092	43,491,692	(431,022)	(188,211)	42,872,459

Additional members' shares redeemed	(137)	(71,877)	-	-	(71,877)
Cash distributions to members		(2,206,786)	(22,291)	-	(2,229,077)
Change in valuation of interest rate
swap contracts	-	-	-	(952,081)	(952,081)
Net income	-	1,549,754	15,654	-	1,565,408

Period ended September 30, 2007	97,955	$42,762,783	$(437,659)	$(1,140,292)	$41,184,832

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Cash flows from operating activities
Net income (loss)	$6,118,740	$(1,119,509)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(7,676,028)	(11,640,140)
Finance income	(5,178,311)	(4,941,180)
(Income) loss from investments in joint ventures	(28,153)	253,467
Net gain on sale of equipment	(2,337,276)	(259,324)
Net gain on sale of interest rate swap contracts	-	(25,656)
Depreciation and amortization	4,141,732	8,802,519
Interest expense on non-recourse financing paid directly
to lenders by lessees	4,748,658	4,048,288
Change in fair value of interest rate swap contracts	-	41,114
Impairment loss	10,000	2,771,007
Minority interest	13,916	322,467
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	2,079,643	3,102,311
Due to/from Manager and affiliates	(62,676)	141,832
Other assets, net	(92,644)	637,808
Accrued expenses and other liabilities	(268,301)	1,692,462
Deferred rental income	291,514	(370,954)

Net cash provided by operating activities	1,760,814	3,456,512

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	9,220,033	7,585,904
Purchase of equipment	(16,867,667)	-
Investments in joint ventures	(4,568)	(2,066,011)
Distributions received from joint ventures	1,277,207	619,738

Net cash (used in) provided by investing activities	(6,374,995)	6,139,631

Cash flows from financing activities:
Cash distributions to members	(6,688,175)	(6,690,543)
Proceeds from long-term debt	-	28,722,634
Repayment of long-term debt	(1,526,555)	(6,867,630)
Proceeds from revolving line of credit	-	875,000
Repayment of revolving line of credit	-	(5,410,000)
Financing costs paid	-	(1,175,933)
Proceeds from sale of interest rate swap contracts	-	705,000
Cash paid for additional members' shares redeemed	(78,094)	(14,139)

Net cash (used in) provided by financing activities	(8,292,824)	10,144,389

Effects of exchange rates on cash and cash equivalents	-	45,185

Net (decrease) increase in cash and cash equivalents	(12,907,005)	19,785,717

Cash and cash equivalents, beginning of the period	19,745,844	2,245,803

Cash and cash equivalents, end of the period	$6,838,839	$22,031,520

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$476,074

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse notes payable
paid directly to lenders by lessees	$18,080,639	$21,915,684
Borrowings assumed for acquisition of leased asset	$23,382,333	$-
Reclassification of net assets from investments in leased equipment
to investments in finance leases	$-	$45,399,576
Reclassification of net assets from investments in finance leases
to leased equipment	$848,166	$-
Sale proceeds paid directly to Minority Interest holder from lessee	$639,000	$-

Transactions with Related Parties

In accordance with the terms of Fund Nine’s Operating Agreement, Fund Nine pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Nine or through its joint ventures and (ii) acquisition fees, through the end of the Reinvestment Period, of 3% of the gross value of Fund Nine’s acquisitions.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Nine’s operations.

The Manager performs certain services relating to the management of Fund Nine’s equipment leasing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are costs incurred by the Manager and are necessary to Fund Nine’s operations.  These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Fund Nine based upon the percentage of time such personnel dedicate to Fund Nine.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager or expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Nine’s profits, losses, distributions and liquidation proceeds. Fund Nine paid distributions to the Manager of $66,882 for the nine months ended September 30, 2007. The Manager’s interest in Fund Nine’s net income for the three months ended September 30, 2007 and 2006 was $15,654 and $13,603, respectively. The Manager’s interest in Fund Nine’s net income and loss for the nine months ended September 30, 2007 and 2006 was $61,187 and $(11,195), respectively.

Fees and other expenses paid or accrued by Fund Nine to the Manager for the three and nine months ended September 30, 2007 and 2006, were as follows:

			Three Months Ended
			September 30,
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$60,000
ICON Capital Corp.	Manager	Management fees (2)	$434,798	$510,322
ICON Capital Corp.	Manager	Administrative expense reimbursements (2)	$180,804	$166,397

			Nine Months Ended
			September 30,
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$60,000
ICON Capital Corp.	Manager	Management fees (2)	$1,349,017	$1,634,888
ICON Capital Corp.	Manager	Administrative expense reimbursements (2)	$550,490	$415,806

(1) Amount capitalized and amortized to operations.
(2) Amount charged directly to operations.

Your participation in Fund Nine is greatly appreciated and we look forward to sharing future successes.

Sincerely,
ICON Capital Corp., Manager

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Nine’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.